Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 31, 2026 (the “Effective Date”) by and between Range Impact, Inc., a Nevada corporation (the “Company”), and Tacora Capital, LP, a Delaware limited partnership (the “Purchaser”). Each of the Company and the Purchaser shall individually be referred to as a “Party” and together as the “Parties” to this Agreement.

RECITALS:

WHEREAS, the Purchaser shall purchase from the Company, and the Company shall sell to the Purchaser, Ten Million Dollars ($10,000,000) (the “Commitment Amount”) of Common Shares of the Company. “Common Shares” shall mean shares of the Company’s common stock, with a par value of $0.001 per share, and any other class of Company securities into which such shares may hereafter be reclassified or changed; and

WHEREAS, simultaneously with the closing of the issuance of Common Shares referenced in the foregoing recital, Range Cumberland, LLC, an Ohio limited liability company and wholly owned subsidiary of the Company, shall issue a secured loan with a profits interests (“Secured Loan”) in an amount up to Four Million Dollars ($4,000,000) to Cumberland Coal Corporation, a Delaware corporation owned by a non-affiliated third party;

WHEREAS, the Secured Loan shall be subordinate to the Contingent Performance Note (as defined in that certain Membership Interest Transfer Agreement of even date with this Agreement between Purchaser and Cumberland Coal Holdings, LLC) of Purchaser and Purchaser and Range Cumberland, LLC shall enter into a subordination agreement confirming the priority of said Contingent Performance Note over the Secured Loan.

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms used in this Agreement shall have the meaning ascribed to them in this Section 1:

“Action” has the meaning assigned to it in Section 3.9.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning assigned to it in the Preamble.

“AML/KYC” means all applicable anti-money laundering, counter-terrorist financing, and know-your-customer laws, regulations, and guidelines, including, without limitation, the U.S. Bank Secrecy Act, the USA PATRIOT Act, the rules and regulations of the Financial Crimes Enforcement Network, and any similar laws or regulations in any jurisdiction applicable to the Purchaser, the Company or their Affiliates, together with internal policies and procedures designed to ensure compliance with such requirements.

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“Closing” has the meaning assigned to it in Section 2.3(b).

“Closing Date” has the meaning assigned to it in Section 2.3(b).

“Commission” has the meaning assigned to it in Section 3.4.

“Commitment Amount” has the meaning assigned to it in the Recitals.

“Commitment Period” means the time period that starts with the Effective Date and ends on the day that corresponds with the eleven (11)-month anniversary of the Effective Date.

“Common Shares” has the meaning assigned to it in the Recitals.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of common stock of the Company.

“Company” has the meaning assigned to it in the Preamble.

“Company Indemnitees” has the meaning assigned to it in Section 6.2.

“Company Indemnitor” has the meaning assigned to it in Section 6.1.

“Disqualification Event” has the meaning assigned to it in Section 4.16.

“Effective Date” has the meaning assigned to it in the Preamble.

“Evaluation Date” has the meaning assigned to it in Section 3.12.

“Exchange Act” has the meaning assigned to it in Section 3.6.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” has the meaning assigned to it in Section 3.7.

“Initial Closing” has the meaning assigned to it in Section 2.3(a).

“Initial Closing Date” has the meaning assigned to it in Section 2.3(a).

“Investor Indemnitees” has the meaning assigned to it in Section 6.1.

“Investor Indemnitor” has the meaning assigned to it in Section 6.2.

“Knowledge” shall mean, with respect to the Company, the actual knowledge after due inquiry of Michael Cavanaugh.

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“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” has the meaning assigned to it in Section 3.1.

“Party” has the meaning assigned to it in the Preamble.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price Per Share” has the meaning assigned to it in Section 2.2.

“Purchaser” has the meaning assigned to it in the Preamble.

“Purchaser Covered Person” has the meaning assigned to it in Section 4.16.

“Registration Statement” has the meaning assigned to it in Section 5.7(a).

“Relevant Trading Days” means the Trading Days of the Company’s Common Shares on the Trading Market during the calendar month in which a particular Closing Date occurs, provided that only the Trading Days preceding such Closing Date shall be considered.

“Required Filings” has the meaning assigned to it in Section 3.4.

“SEC Reports” has the meaning assigned to it in Section 3.7.

“Second Closing Date” through the “Twelfth Closing Date” have the meanings assigned to them in Section 2.3(b).

“Secured Loan” has the meaning assigned to it in the Recitals.

“Securities Act” has the meaning assigned to it in Section 2.3(c).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of common stock).

“Subsequent Closing” has the meaning assigned to it in Section 2.3(b).

“Subsequent Closing Date” has the meaning assigned to it in Section 2.3(b).

“Subsidiary” means any Person in which the Company has a direct or indirect equity interest.

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“Suspension Event” has the meaning assigned to it in Section 5.7(h).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE Market, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB, OTCQX or OTC Pink Markets operated by OTC Markets Group, Inc. (or any successors to any of the foregoing).

“Transfer Agent” means the Securities Transfer Corporation, the current transfer agent of the Company, with a mailing address of 2901 North Dallas Parkway, Suite 380, Plano, Texas 75093, and any successor transfer agent of the Company.

“Volume Weighted Average Price” means the volume-weighted average price per Common Share on the Trading Market for all trades executed during the Relevant Trading Days, as reported by the applicable Trading Market.

2. Purchase and Sale of Common Shares.

2.1 Overall Transaction; Sale and Issuance of Common Shares. During the Commitment Period and subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a number of Common Shares having an aggregate value equal to the Commitment Amount.

2.2 Purchase Price Per Share. At each Closing (as defined in Section 2.3(b) below), the purchase price to be paid by the Purchaser for each Common Share sold hereunder (the “Purchase Price Per Share”) shall be calculated as the Volume Weighted Average Price.

2.3 Initial and Subsequent Closings.

(a) Initial Closing. On the Effective Date (sometimes referred to herein as the “Initial Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of Common Shares that is equal to the quotient obtained by dividing the investment amount that corresponds to the Initial Closing Date on Exhibit A, with the Purchase Price Per Share applicable to the Initial Closing. The time at which all of the transactions on the Initial Closing Date contemplated by this Agreement occur shall be referred to as the “Initial Closing”. On the Initial Closing Date, the Purchaser shall pay to the Company (via wire transfer to a bank account designated in writing by the Company) the investment amount that is set forth opposite to the Initial Closing Date on Exhibit A.

(b) Subsequent Closings. After the Initial Closing Date, the Company and the Purchaser shall also consummate eleven (11) more closings (each a “Subsequent Closing”) on each of the eleven dates that are defined as the “Second Closing Date” through the “Twelfth Closing Date” on Exhibit A (each, a “Subsequent Closing Date”). The term “Closing” as used in this Agreement shall mean the Initial Closing and each Subsequent Closing, and the term “Closing Date” shall mean the Initial Closing Date and each Subsequent Closing Date. On each Subsequent Closing Date, the Purchaser shall pay to the Company (via wire transfer to a bank account designated in writing by the Company) the investment amount that is shown opposite each Subsequent Closing Date on Exhibit A. In addition, on each Subsequent Closing Date, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of Common Shares that is equal to the quotient obtained by dividing the investment amount that corresponds to the applicable Subsequent Closing Date on Exhibit A, with the Purchase Price Per Share applicable to each such Subsequent Closing.

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(c) Closing Logistics. The Initial Closing and the Subsequent Closings shall take place remotely via the electronic exchange of documents and signatures. At each Closing, the Company shall deliver to the Transfer Agent (with a copy to the Purchaser) irrevocable instructions instructing the Transfer Agent, on an expedited basis, to issue and hold in book entry the number of Common Shares being purchased by the Purchaser on such Closing Date. Such book entry shall bear appropriate legends referring to the fact that such Common Shares were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).

(d) Fractional Shares. To the extent that calculation of number of Common Shares to be sold to the Purchaser pursuant to this Agreement at a particular Closing yields a fractional value, then the Company shall round up the number of Common Shares issued to the Purchaser at such Closing to the next whole number of Common Shares.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the following statements are true and correct as of the date hereof and as of each Closing Date, unless a particular representation speaks or relates to a particular event or time frame by its own terms, in which case such representation or warranty shall be true and correct as of such date:

3.1 Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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3.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith (other than the Company’s obligation to make the Required Filings, as such term is defined in Section 3.4). This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (ii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Common Shares and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Filings, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.4 Filings, Consents and Approvals. Except for those that have already been obtained, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required by the Securities and Exchange Commission (the “Commission”) related to the Common Shares in connection with its entry on this Agreement and consummation of the transactions contemplated hereby, and (ii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Filings”).

3.5 Issuance of the Common Shares. The Common Shares are duly authorized and, when issued and paid for on each Closing Date in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens of every type and kind, except for any restrictions on transferability of the Common Shares imposed by applicable securities laws.

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3.6 Capitalization. As of the date of this Agreement, the total authorized capital stock of the Company consists of 1,000,000,000 shares of common stock, of which 113,316,078 are issued and outstanding, and 16,253,543 are reserved for issuance pursuant to options and warrants exercisable or exchangeable for shares of common stock. The Company has not issued any capital stock since its most recently filed current or quarterly report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in this Section 3.6 or as a result of the purchase and sale of the Common Shares hereunder, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of common stock or Common Stock Equivalents. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Common Shares.

3.7 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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3.8 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Common Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

3.9 Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Common Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

3.10 Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of , nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.11 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) equipment liens resulting from financing obtained in connection with the acquisition of equipment by the Company and its Subsidiaries, and (iii) liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

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3.12 Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission, in each case that are effective as of the date hereof and as of the Initial Closing Date and will be at each Subsequent Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

3.13 Brokers’ Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, or investment banker with respect to the transactions contemplated by this Agreement.

3.14 Listing and Maintenance Requirements. The shares of common stock of the Company are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the shares of common stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The shares of common stock are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

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3.15 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, to the Company’s Knowledge, neither the Company nor any Person acting on its behalf has knowingly provided the Purchaser or its agents or counsel with material, non-public information that has not been publicly disclosed in accordance with applicable securities laws. The Company acknowledges that the Purchaser may rely on the foregoing representation in effecting transactions in securities of the Company, subject to applicable law.

3.16 No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Common Shares to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

3.17 No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Common Shares by any form of general solicitation or general advertising.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that the following statements are true and correct as of the date hereof and as of each Closing Date, unless a particular representation speaks or relates to a particular event or time frame by its own terms, in which case such representation or warranty shall be true and correct as of such date:

4.1 Organization; Authority. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2 Understandings or Arrangements. The Purchaser is acquiring the Common Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Common Shares (this representation and warranty not limiting the Purchaser’s right to sell the Common Shares in compliance with applicable federal and state securities laws). The Purchaser acknowledges that in consummating the transactions contemplated by this Agreement, it is not relying upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of the Company or any of its Affiliates with respect to any fact or matter relating to the condition or value of the Company, the Common Shares, or other assets, properties or business of the Company, other than as specifically set forth in this Agreement. The representations and warranties made by the Company in this Agreement are the only representations of the Company. .

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4.3 No Conflict. The execution and performance of this Agreement by the Purchaser do not conflict with or violate any law applicable to the Purchaser or any agreement binding on the Purchaser.

4.4 Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Common Shares and is able to afford a complete loss of such investment. The Purchaser acknowledges that it has conducted its own independent investigation on the value of the Common Shares and of the financial condition, assets, liabilities, properties and projected operations of the Company and its Subsidiaries.

4.5 General Solicitation. The Purchaser is not purchasing the Common Shares pursuant to any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.6 No Company Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Common Shares constitutes legal, tax or investment advice by the Company or any individual or entity acting on behalf of the Company. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares.

4.7 Sufficiency of Funds. The Purchaser hereby represents and warrants that it has sufficient funds readily available to satisfy in a timely manner all funding obligations due to the Company under this Agreement up to the amount of the Commitment Amount at the time for the Initial Closing Date and each Subsequent Closing Date.

4.8 Forward-Looking Information. The Purchaser understands that the Company may provide the Purchaser with certain projections and other forward-looking information regarding the Company and the Common Shares. Projections and forward-looking information are inherently uncertain and should not be, and the Purchaser acknowledges that they are not being, relied upon by the Purchaser in making the decision to purchase the Common Shares. Actual results may vary significantly from such projections or forward-looking information.

4.9 Principal Place of Business. For purposes of complying with state securities laws, the Purchaser represents that it is a limited partnership duly organized in the State of Delaware with its principal place of business in the State of Texas.

4.10 Brokers’ Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against the Company or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

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4.11 Compliance Information. The Purchaser shall provide such information reasonably requested by the Company or the Transfer Agent to comply with securities, exchange, Trading Market, AML/KYC, tax and sanctions laws.

4.12 OFAC/Sanctions. The Purchaser is not a person identified on any sanctions listed administered by OFAC or the U.S. Department of State or otherwise the subject of sanctions.

4.13 Anti-Corruptions; AML Compliance. The Purchaser is in compliance with applicable anti-corruption (including the FCPA) and anti-money laundering laws. The funds used to purchase the Common Shares are not the proceeds of criminal activity.

4.14 Restricted Securities. The Purchaser understands that the Common Shares are “restricted securities” being issued to the Purchaser in reliance upon Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 of the Securities Act, and (ii) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

4.15 Investor Status. At the very least, the Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.16 No Disqualification Event. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Purchaser or, to the Purchaser’s knowledge, any of its stockholders, members, managers, general or limited partners, directors, affiliates or officers (collectively, the “Purchaser Covered Persons”). The Purchaser has exercised reasonable care to determine whether any Purchaser Covered Person is subject to a Disqualification Event.

5. Certain Covenants.

5.1 Reservation of Common Stock. As of the date hereof, the Company has reserved and thereafter the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Common Shares pursuant to this Agreement.

5.2 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Common Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of the Purchaser.

5.3 Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending on the Twelfth Closing Date. In addition, the Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in this Agreement. The Purchaser acknowledges that the Company will publicly disclose this Agreement and its contents in a filing to be made by the Company with the Commission on Form 8-K shortly after the Effective Date.

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5.4 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of its Common Shares on the Trading Market on which it is currently listed. The Company further agrees, if the Company applies to have its Common Shares listed for trading on any Trading Market other than its current Trading Market, it will then include in such application all of the Common Shares, and will take such other action as it determines is reasonably necessary to cause all of the Common Shares to be listed or quoted on such other Trading Market as promptly as possible.

5.5 Purchaser Securities Filings. The Purchaser acknowledges that it is solely responsible for complying with any applicable reporting or filing requirements under the Exchange Act, including, without limitation, Sections 13 and 16 thereof, and the rules and regulations promulgated thereunder, in connection with its ownership of, or transactions in, the Company’s securities (including the Common Shares purchased hereunder) whether arising as of the date hereto, the Initial Closing Date or at any time thereafter.

5.6 Use of Proceeds. The Company will use the proceeds from the sale of the Common Shares under this Agreement to fund the Secured Loan, for general corporate and working capital purposes, acquisitions of assets, businesses or operations, and for other purposes that the Company’s Board of Directors deems to be in the interests of the Company.

5.7 Registration of the Common Shares.

(a) The Company agrees to file with the Commission, at its sole cost and expense, a registration statement on Form S-1 registering the resale of the Common Shares by the Purchaser (the “Registration Statement”), as soon as reasonably practicable, but in any event no later than six (6) months following the Twelfth Closing Date. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after such filing. The Company shall not be obligated to cause the Registration Statement to be declared effective by any specific date, and any time periods for effectiveness shall be subject to the Company’s compliance with applicable law and the rules and guidance of the Commission.

(b) The Company shall use commercially reasonable efforts to provide the Purchaser with a draft of the Registration Statement for review a reasonable period prior to filing; provided, however, that the Company shall retain sole discretion with respect to the form, content and timing of such Registration Statement and shall not be required to delay the filing thereof as a result of any comments by the Purchaser. Notwithstanding the foregoing, if the Commission limits the number of Common Shares that may be included in the Registration Statement or requires that any portion of such shares not be registered, the Company shall include in such Registration Statement the maximum number of Common Shares permitted by the Commission. The Purchaser acknowledges that it is the sole selling shareholder under the Registration Statement, and no allocation among multiple selling shareholders shall be required.

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(c) The Company shall have an absolute obligation to file as many additional registration statements or amendments to register any Common Shares not included in the Registration Statement as requested by Purchaser, if and when Purchaser requests the Company to file any additional Registration Statement(s) to register any Common Shares not registered under the initial or any subsequent Registration Statement(s).

(d) The Company shall use commercially reasonable efforts to keep the Registration Statement effective with respect to the Purchaser until the latest to occur of (i) two (2) years from the effectiveness of the Registration Statement, (ii) the date on which all of the Common Shares covered thereby shall have been sold, and (iii) the date on which the Purchaser is able to sell all of its Common Shares pursuant to Rule 144 without restriction.

(e) If requested by the Purchaser, the Company shall use commercially reasonable efforts to (i) remove, or cause the removal of, any restrictive legends from any Common Shares being sold pursuant to an effective Registration Statement or in accordance with Rule 144 at the time of sale of such Common Shares, and (ii) cause its legal counsel to deliver such opinions as may be reasonably required in connection therewith, in each case subject to the Company’s receipt of customary representations, certifications and other documentation reasonably requested by the Company, its counsel or the Transfer Agent, to confirm that such legends are no longer required under applicable law. The Company shall not be required to effect any such legend removal if (A) it reasonably determines that such removal is not in compliance with applicable law, or (B) the Purchaser has not complied with its obligations hereunder.

(f) From and after such time as Rule 144 is available for resales of the Common Shares and for so long as the Purchaser holds such shares, the Company shall use commercially reasonable efforts to (i) file in a timely manner all reports required to be filed by it under the Exchange Act (to the extent that the Company is then subject to such reporting requirements) and (ii) maintain the availability of public information as required under Rule 144.. Upon the Purchaser’s reasonable request, the Company shall furnish or make available copies of its publicly filed reports and, if reasonably available, a customary Rule 144 compliance statement.

(g) The Company’s obligations to include the Common Shares in the Registration Statement shall be subject to the Purchaser furnishing to the Company such information regarding itself, the Common Shares held by it and the intended method of disposition as may be reasonably requested by the Company and executing such customary agreements as a selling stockholder as the Company may reasonably request.

(h) The Company shall have the right, from time to time, to delay or suspend the filing, effectiveness or use of the Registration Statement if the Company determines in good faith that such action is necessary to (i) avoid a material misstatement or omission, (ii) comply with applicable law, or (iii) avoid premature disclosure of material non-public information or interference with a bona fide business or financing transaction of the Company (each such circumstance, a “Suspension Event”); provided, that that no such suspension shall exceed ninety (90) consecutive days or an aggregate of one hundred twenty (120) days in any twelve (12)-month period, and the Company shall use commercially reasonable efforts to resume effectiveness or use as soon as reasonably practicable.

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(i) Upon receipt of written notice from the Company of a Suspension Event (which notice shall not contain any material nonpublic information, the Purchaser shall promptly discontinue offers and sales of the Common Shares pursuant to the Registration Statement (excluding sales under Rule 144) until the Purchase is advised by the Company that use of the Registration Statement may be resumed.

5.8 Further Assurances. Each of the Company and the Purchaser shall use commercially reasonable efforts to timely satisfy each of the conditions and covenants applicable to them as set forth in this Agreement.

6. Indemnification.

6.1 Indemnification by the Company. The Company (for purposes of this Section 6.1, the “Company Indemnitor”) shall indemnify and hold harmless the Purchaser and its partners, officers and directors (collectively, the “Investor Indemnitees”) from and against any and all losses, claims, liabilities and damages, and reasonable out-of-pocket expenses (including reasonable attorneys’ fees) to the extent arising out of: (a) any material misrepresentation or material breach of any representation or warranty made by the Company Indemnitor in this Agreement; or (b) any material breach of any covenant or agreement of the Company in this Agreement. The Company shall not be liable under this Section 6.1 (i) for any amounts resulting from the gross negligence, bad faith or willful misconduct of any Investor Indemnitee, or (ii) to the extent such losses arise out of or are based upon information furnished in writing by or on behalf of the Purchaser for inclusion in any Registration Statement or other filing. In the case of any third-party claim for which indemnification may be sought hereunder, the Purchaser shall have the right to assume the defense thereof with counsel reasonably acceptable to the Company. The Company shall have the right to participate in such defense with its own counsel at its own expense. No settlement of any such claim shall be entered into without the Purchaser’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

6.2 Left Intentionally Blank.

6.3 Timing of Indemnification Payments. Any indemnification payments under Sections 6.1 or 6.2, as appropriate, shall be made promptly following a final determination of liability or settlement.

7. Miscellaneous.

7.1 Termination. This Agreement may be terminated by written mutual agreement of the Company and the Purchaser. Further, notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall have no obligation to purchase any Common Shares or otherwise fund any portion of the Commitment Amount on any Subsequent Closing Date if, at any time prior to such Subsequent Closing Date: (a) the Company has commenced, or had commenced against it, any voluntary or involuntary proceeding under any applicable bankruptcy, insolvency, reorganization, liquidation, receivership, conservatorship or similar law; (b) the Company has made a general assignment for the benefit of creditors; or (c) the Company has been dissolved, liquidated, wound up, or has otherwise gone out of business. Upon the occurrence of any of the foregoing events, the Purchaser’s obligation to fund any unfunded portion of the Commitment Amount shall automatically terminate without further action by the Purchaser and without liability to the Company or any other Person.

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7.2 Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Common Shares to the Purchaser.

7.3 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into this Agreement.

7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages of this Agreement.

7.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

7.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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7.9 Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Cuyahoga County in the State of Ohio. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Cuyahoga County in the State of Ohio for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law

7.10 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

7.11 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement for a period of twelve (12) months after the Twelfth Closing Date, provided that any claim made by the Company or the Purchaser within such time period shall survive until resolved. Notwithstanding the foregoing, the representations and warranties made in Sections 3.1, 3.2, 3.3, 4.1, 4.2, and 4.3 shall survive indefinitely.

7.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page was an original thereof.

7.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.14 Construction. The Parties agree that each of them and their respective counsel have reviewed and had an opportunity to revise the Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Agreement or any amendments thereto. In addition, each and every reference to share prices, shares of common stock and Common Shares in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock of the Company that occur after the date of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

COMPANY:

RANGE IMPACT, INC.,
a Nevada corporation

By:
Name:	Michael Cavanaugh
Title:	Chief Executive Officer

Address:	200 Park Avenue, Suite 400
Cleveland, Ohio 44122

Attn:	Michael Cavanaugh, CEO

E-Mail:	mrc@rangeimpact.com

PURCHASER:

TACORA CAPITAL, LP,
a Delaware limited partnership

By:
Name:	Keri Findley
Title:	Authorized Signatory

Address:	2505 Pecos Street
Austin, Texas 78703

Attn:	Keri Findley, CEO

E-Mail:	keri@tacoracap.com

Signature Page to Stock Purchase Agreement

Exhibit A

SCHEDULE OF CLOSINGS AND INVESTMENT AMOUNTS

No. of Closings	Applicable Closing Date	Corresponding Investment Amount

1	Initial Closing Date, which is the same as the Effective Date of this Agreement.	$1,750,000

2	“Second Closing Date” is the date that corresponds with the one-month anniversary of the Effective Date.	$750,000

3	“Third Closing Date” is the date that corresponds with the second-month anniversary of the Effective Date.	$750,000

4	“Fourth Closing Date” is the date that corresponds with the third-month anniversary of the Effective Date.	$750,000

5	“Fifth Closing Date” is the date that corresponds with the fourth-month anniversary of the Effective Date.	$750,000

6	“Sixth Closing Date” is the date that corresponds with the fifth-month anniversary of the Effective Date.	$750,000

7	“Seventh Closing Date” is the date that corresponds with the sixth-month anniversary of the Effective Date.	$750,000

8	“Eighth Closing Date” is the date that corresponds with the seventh-month anniversary of the Effective Date.	$750,000

9	“Ninth Closing Date” is the date that corresponds with the eighth-month anniversary of the Effective Date.	$750,000

10	“Tenth Closing Date” is the date that corresponds with the ninth-month anniversary of the Effective Date.	$750,000

11	“Eleventh Closing Date” is the date that corresponds with the tenth-month anniversary of the Effective Date.	$750,000

12	“Twelfth Closing Date” is the date that corresponds with the eleventh-month anniversary of the Effective Date.	$750,000

TOTAL		$10,000,000